Exhibit 99.1

November 3, 2015

FOR ADDITIONAL INFORMATION

Media	Investors
Ken Stammen	Randy Hulen
Manager, Communications	Vice President, Investor Relations
(614) 460-5544	(219) 647-5688
kstammen@nisource.com	rghulen@nisource.com

NiSource Reports Third Quarter 2015 Earnings

•	Solid results, in line with expectations, reinforce strength of pure-play utility business plan

•	Earnings growth driven by disciplined execution of infrastructure and environmental investments

•	Ongoing investments provide long-term safety and reliability benefits to customers and communities

•	Columbia Pipeline Group separation successfully completed; CPG results now classified as discontinued operations

MERRILLVILLE, Ind. - NiSource Inc. (NYSE: NI) today announced net operating earnings (non-GAAP) of $18.5 million, or $0.06 per share, for the three months ended Sept. 30, 2015, compared with a loss of $8.7 million, or $0.03 per share, for the same period in 2014. Operating earnings (non-GAAP) for the third quarter were $115.8 million, compared to $84.7 million in the same prior year period.

On a GAAP basis, NiSource reported income from continuing operations of $14.8 million, or $0.05 per share, for the three months ended Sept. 30, 2015, compared with a loss of $17.2 million, or $0.05 per share, for the same period in 2014. Operating income for the third quarter was $109.7 million, compared to $71.1 million in the same prior year period. Schedules 1 and 2 of this news release contain a reconciliation of net operating earnings and operating earnings to GAAP net income and operating income, respectively.

On July 1, 2015, NiSource successfully completed the separation of Columbia Pipeline Group (CPG) through a distribution of all of the common stock of CPG held by NiSource to NiSource shareholders. As a result, CPG financial results for all periods are classified as discontinued operations.

“Our solid results during our first quarter as a pure-play utility company demonstrate that we’re well-positioned for sustainable long-term growth powered by steady and consistent earnings drivers,” said NiSource President and CEO Joseph Hamrock. “Our ongoing infrastructure and environmental investments deliver value for our customers and the communities we serve by enhancing safety and reliability and benefitting our environment.”

Third Quarter 2015 Highlights

During the third quarter, NiSource remained on track to invest approximately $1.3 billion in 2015 as part of its $30 billion of long-term regulated utility infrastructure investment opportunities. It also made significant progress in advancing regulatory and customer programs in several key states.

Gas Distribution Operations

•
On Oct. 7, 2015, Columbia Gas of Massachusetts (CMA) received approval of its base rate case settlement by the Massachusetts Department of Public Utilities. The settlement with the Massachusetts Attorney General supports CMA’s continued effort to modernize its pipeline infrastructure and transform its operations to continue to serve customers safely and reliably. The approved settlement provides for increased annual revenues of $32.8 million beginning Nov. 1, 2015, with an additional $3.6 million annual increase starting Nov. 1, 2016.

•
Columbia Gas of Pennsylvania (CPA) has reached a settlement with parties to its base rate case pending before the Pennsylvania Public Utility Commission. Under terms of the settlement, CPA’s annual revenues would increase by approximately $28 million, an outcome which supports continued infrastructure replacement, pipeline safety upgrades and enhanced employee training. The settlement also includes a tariff supporting the expansion of natural gas service into unserved areas. A decision on the settlement from the Pennsylvania commission, with new rates in effect, is expected by the end of the year.

•
On Aug. 21, 2015, Columbia Gas of Virginia (CVA) received final commission approval of its 2014 base rate case. The commission reaffirmed the $25.2 million annual revenue increase. The approved case supports continued capital investments by CVA to improve its system and accommodate customer growth, as well as initiatives to enhance safety and reliability.

•
On Oct. 23, 2015, CVA received regulatory approval of its application for a five-year extension of its infrastructure replacement program under the SAVE Act (Steps to Advance Virginia’s Energy Plan). The company plans to invest $150 million on its infrastructure modernization programs from 2016-2020. The approval provides for timely recovery of such investments through an annual tracker mechanism.

•
Northern Indiana Public Service Co. (NIPSCO) continued executing on its seven-year, $817 million natural gas system modernization program. NIPSCO filed its semi-annual tracker update on Aug. 31, 2015 and expects to make its next filing in spring 2016.

Electric Operations

•
Consistent with a May 26, 2015 settlement NIPSCO reached with the Indiana Office of Utility Consumer Counselor and NIPSCO’s largest industrial customers, the company filed a rate case and is expected to file a new seven-year electric infrastructure modernization plan with the Indiana Utility Regulatory Commission (IURC). The May 26 settlement remains pending before the IURC.

•
NIPSCO’s first electric rate case in five years was filed with the IURC on Oct. 1, 2015. The case seeks to update rates to reflect the current costs of generating and distributing power, plus ongoing investments which are delivering substantial benefits to customers including programs that have reduced the duration of power outages by 40 percent. The request also seeks to create a bill payment assistance program for low-income electric customers during the summer cooling season. A decision by the IURC is expected in the third quarter of 2016.

•
NIPSCO’s Michigan City flue gas desulfurization unit is set to be placed in service by the end of the year - on schedule and on budget. The approximately $255 million project, supported with cost recovery, improves air quality and helps ensure NIPSCO’s generation fleet remains in compliance with current environmental regulations. It also helps ensure that NIPSCO can continue offering low-cost, reliable and efficient generating capacity for its customers.

•
Progress also continued on two major electric transmission projects designed to enhance region-wide system flexibility and reliability. Right-of-way acquisition and permitting are under way for both projects and substation construction has begun on both projects. These projects involve an investment of approximately $500 million for NIPSCO and are anticipated to be in service by the end of 2018.

2016 Guidance, Growth Commitments, Reaffirmed

NiSource CEO Joseph Hamrock reaffirmed that NiSource expects to deliver non-GAAP net operating earnings per share of $1.00 to $1.10 in 2016.

As previously disclosed, NiSource expects to make approximately $1.4 billion in planned infrastructure enhancement investments in 2016 as part of its $30 billion in infrastructure investment opportunities, which should support the company’s projected long-term earnings and dividend growth projections of 4-6% annually.

NiSource remains committed to maintaining solid, investment grade credit ratings. Standard & Poor’s rates NiSource at BBB+, Fitch Ratings’ outlook on NiSource is BBB- (positive) and Moody’s rates NiSource at Baa2. As of Sept. 30, 2015, NiSource maintained $1.6 billion in net available liquidity.

Third Quarter 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the three months ended Sept. 30, 2015, were $115.8 million, compared to $84.7 million for the same period in 2014. Operating earnings (non-GAAP) for NiSource’s business segments for the three months ended Sept. 30, 2015, are discussed below. Refer to Schedule 2 for a reconciliation of operating earnings (non-GAAP) to GAAP operating income.

Gas Distribution Operations reported operating earnings of $21.6 million for the three months ended Sept. 30, 2015, compared with operating earnings of $1.0 million for the same prior year period. Net revenues, excluding the impact of trackers, increased by $18.5 million primarily attributable to the implementation of rates under Columbia Gas of Ohio's (COH) approved infrastructure replacement program, as well as the impact of new rates at CVA and CPA.

Operating expenses, excluding the impact of trackers, decreased by $2.1 million from the comparable 2014 period.

Electric Operations reported operating earnings of $101.6 million for the three months ended Sept. 30, 2015, compared with operating earnings of $90.2 million for the same prior year period. Net revenues, excluding the impact of trackers, decreased by $0.8 million from the comparable 2014 period.

Operating expenses, excluding the impact of trackers, decreased by $12.2 million from the comparable 2014 period primarily as a result of lower employee and administrative costs.

Corporate and Other Operations reported an operating earnings loss of $7.4 million for the three months ended Sept. 30, 2015, compared with an operating earnings loss of $6.5 million for the three months ended Sept. 30, 2014.

Other Items
Interest expense, net was $94.9 million for the three months ended Sept. 30, 2015 compared to interest expense, net of $94.7 million for the same prior year period.

Other, net reflected income of $5.8 million compared to income of $5.7 million in the comparable 2014 period.

Income taxes were $8.2 million for the three months ended Sept. 30, 2015 compared to $4.4 million for the same prior year period.

Nine Month Period 2015 Operating Earnings - Segment Results (non-GAAP)

NiSource's consolidated operating earnings (non-GAAP) for the nine months ended Sept. 30, 2015, were $583.2 million, compared to $550.7 million for the same period in 2014. Operating earnings (non-GAAP) for NiSource’s business segments for the nine months ended Sept. 30, 2015, are discussed below. Refer to Schedule 2 for a reconciliation of operating earnings (non-GAAP) to GAAP operating income.

Gas Distribution Operations reported operating earnings of $383.0 million for the nine months ended Sept. 30, 2015, compared with operating earnings of $343.6 million for the same prior year period. Net revenues, excluding the impact of trackers, increased by $78.6 million primarily attributable to increases in regulatory and service programs, including the impact of new rates at CPA and CVA and the implementation of rates under COH's approved infrastructure replacement program.

Operating expenses, excluding the impact of trackers, increased by $39.2 million due primarily to increased employee and administrative costs, higher depreciation and increased property taxes.

Electric Operations reported operating earnings of $225.4 million for the nine months ended Sept. 30, 2015, compared with operating earnings of $224.2 million for the same prior year period. Net revenues, excluding the impact of trackers, decreased by $2.8 million from the comparable 2014 period.

Operating expenses, excluding the impact of trackers, decreased by $4.0 million from the comparable 2014 period.

Corporate and Other Operations reported an operating earnings loss of $25.2 million for the nine months ended Sept. 30, 2015, compared with an operating earnings loss of $17.1 million for the nine months ended Sept. 30, 2014. The increase in operating earnings loss is primarily due to higher employee and administrative costs.

Other Items
Interest expense, net was $285.9 million for the nine months ended Sept. 30, 2015 compared to interest expense, net of $287.4 million for the same prior year period.

Other, net reflected income of $11.6 million compared to income of $13.4 million in 2014.

The effective tax rate of net operating earnings was 35.5 percent compared to 36.1 percent for the same period last year.

About NiSource
NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource’s more than 7,000 employees are focused on safely delivering reliable and affordable energy to our customers and communities we serve. NiSource has been designated a World’s Most Ethical Company by the Ethisphere Institute since 2012 and is a member of the Dow Jones Sustainability - North America Index. Additional information about NiSource, its investments in modern infrastructure and systems, its commitments and its local brands can be found at
www.nisource.com. NI-F

Regulation G Disclosure Statement
This press release includes NiSource’s financial results with respect to net operating earnings from continuing operations and operating earnings, which are non-GAAP financial measures as defined by the SEC’s Regulation G. The Company includes such measures because management believes they permit investors to view the Company’s performance using the same tools that management uses and to better evaluate the Company’s ongoing business performance. It should be noted that there will likely be differences between these non-GAAP financial measures and GAAP equivalents due to various factors, including, but not limited to, weather, restructuring, environmental, the impact of asset sales and asset impairments, and separation related costs and expenses and accounting changes. NiSource is not able to estimate the impact of such factors on GAAP earnings and, as such, is not providing earnings guidance on a GAAP basis.

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to various risks and uncertainties. Examples of forward-looking statements in this release include statements and expectations regarding NiSource’s business, performance and growth. Factors that could cause actual results to differ materially from the projections, forecasts, estimates and expectations discussed in this release include, but are not limited to, NiSource’s debt obligations and ability to comply with related covenants, changes in NiSource’s credit rating, growth opportunities for NiSource’s businesses, changes in general economic and market conditions, regulatory rate reviews and proceedings, increased competition in deregulated energy markets, compliance with environmental laws, fluctuations in weather, climate change, natural disasters, acts of terrorism and other catastrophic events, economic conditions in certain industries, fluctuations in the price of energy commodities, counterparty credit risk, any impairment of goodwill and definite-lived intangible assets, changes in taxation or accounting principles, accidents and other operating risks, aging infrastructure, disruptions in information technology and cyber-attacks, NiSource’s ability to achieve the intended benefits of the separation and other matters set forth in the “Risk Factors” section in NiSource’s 2014 Form 10-K and other filings with the Securities and Exchange Commission, many of which are beyond the control of NiSource. In addition, the relative contributions to profitability by each segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

NiSource Inc.
Consolidated Net Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions, except per share amounts)	2015	2014	2015	2014
Net Revenues
Gas Distribution	$209.7	$240.4	$1,582.8	$1,860.1
Gas Transportation	172.1	170.5	739.9	710.4
Electric	431.5	437.9	1,199.9	1,285.0
Other	7.8	2.8	19.9	10.4
Gross Revenues	821.1	851.6	3,542.5	3,865.9
Cost of Sales (excluding depreciation and amortization)	209.1	262.3	1,307.3	1,769.4
Total Net Revenues	612.0	589.3	2,235.2	2,096.5
Operating Expenses
Operation and maintenance	292.1	306.9	914.0	893.9
Operation and maintenance - trackers	17.9	20.5	149.8	96.6
Depreciation and amortization	126.9	122.6	380.1	361.2
Depreciation and amortization - trackers	5.6	1.2	10.9	1.9
Other taxes	45.1	45.4	143.7	139.0
Other taxes - trackers	8.6	8.0	53.5	53.2
Total Operating Expenses	496.2	504.6	1,652.0	1,545.8
Operating Earnings	115.8	84.7	583.2	550.7
Other Income (Deductions)
Interest expense, net	(94.9)	(94.7)	(285.9)	(287.4)
Other, net	5.8	5.7	11.6	13.4
Total Other Deductions	(89.1)	(89.0)	(274.3)	(274.0)
Operating Earnings (Loss) From Continuing Operations
Before Income Taxes	26.7	(4.3)	308.9	276.7
Income Taxes	8.2	4.4	109.7	99.9
Net Operating Earnings (Loss) from Continuing Operations	18.5	(8.7)	199.2	176.8
GAAP Adjustment	(3.7)	(8.5)	(65.0)	(0.1)
GAAP Income (Loss) from Continuing Operations	$14.8	$(17.2)	$134.2	$176.7
Basic Net Operating Earnings (Loss) Per Share from Continuing Operations	$0.06	$(0.03)	$0.63	$0.56
GAAP Basic Earnings (Loss) Per Share from Continuing Operations	$0.05	$(0.05)	$0.42	$0.56
Basic Average Common Shares Outstanding	318.1	315.4	317.4	314.9

NiSource Inc.
Segment Operating Earnings (Non-GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Gas Distribution Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Sales revenues	$385.5	$412.1	$2,337.0	$2,575.5
Less: Cost of gas sold	73.9	114.6	929.9	1,294.8
Net Revenues	311.6	297.5	1,407.1	1,280.7
Operating Expenses
Operation and maintenance	187.4	194.8	588.2	565.9
Operation and maintenance - trackers	9.0	14.0	126.0	78.5
Depreciation and amortization	58.5	55.4	172.8	161.7
Other taxes	26.5	24.3	83.6	77.8
Other taxes - trackers	8.6	8.0	53.5	53.2
Total Operating Expenses	290.0	296.5	1,024.1	937.1
Operating Earnings	$21.6	$1.0	$383.0	$343.6
GAAP Adjustment	(1.6)	(0.2)	11.9	18.8
GAAP Operating Income	$20.0	$0.8	$394.9	$362.4

	Three Months Ended September 30,		Nine Months Ended September 30,
Electric Operations
(in millions)	2015	2014	2015	2014
Net Revenues
Sales revenues	$431.7	$438.0	$1,201.3	$1,286.1
Less: Cost of sales	135.2	147.5	377.5	474.2
Net Revenues	296.5	290.5	823.8	811.9
Operating Expenses
Operation and maintenance	101.3	114.0	325.9	337.1
Operation and maintenance - trackers	8.9	6.5	23.8	18.1
Depreciation and amortization	63.0	61.2	188.4	181.0
Depreciation and amortization - trackers	5.6	1.2	10.9	1.9
Other taxes	16.1	17.4	49.4	49.6
Total Operating Expenses	194.9	200.3	598.4	587.7
Operating Earnings	$101.6	$90.2	$225.4	$224.2
GAAP Adjustment	(3.1)	(13.3)	(11.2)	(5.5)
GAAP Operating Income	$98.5	$76.9	$214.2	$218.7

	Three Months Ended September 30,		Nine Months Ended September 30,
Corporate and Other Operations
(in millions)	2015	2014	2015	2014
Operating Earnings Loss	$(7.4)	$(6.5)	$(25.2)	$(17.1)
GAAP Adjustment	(1.4)	(0.1)	(3.5)	(1.8)
GAAP Operating Loss	$(8.8)	$(6.6)	$(28.7)	$(18.9)

NiSource Inc.
Segment Volumes and Statistical Data

	Three Months Ended September 30,		Nine Months Ended September 30,

Gas Distribution Operations	2015	2014	2015	2014
Sales and Transportation (MMDth)
Residential	14.5	15.4	198.0	206.9
Commercial	16.4	17.5	130.2	135.0
Industrial	127.4	126.2	397.8	384.7
Off System	5.2	7.1	24.7	35.6
Other	0.1	—	(0.2)	(0.1)
Total	163.6	166.2	750.5	762.1
Weather Adjustment	0.9	—	(28.3)	(33.8)
Sales and Transportation Volumes - Excluding Weather	164.5	166.2	722.2	728.3

Heating Degree Days	43	100	3,936	4,092
Normal Heating Degree Days	85	85	3,576	3,576
% (Warmer) Colder than Normal	(49)%	18%	10%	14%
Customers
Residential			3,058,415	3,035,401
Commercial			277,525	276,923
Industrial			7,233	7,512
Other			14	15
Total			3,343,187	3,319,851

	Three Months Ended September 30,		Nine Months Ended September 30,

Electric Operations	2015	2014	2015	2014
Sales (Gigawatt Hours)
Residential	1,001.9	915.2	2,584.6	2,604.6
Commercial	1,066.7	1,031.6	2,935.8	2,932.0
Industrial	2,270.3	2,504.7	6,990.7	7,567.6
Wholesale	76.9	161.4	194.8	485.3
Other	36.1	36.4	105.2	104.7
Total	4,451.9	4,649.3	12,811.1	13,694.2
Weather Adjustment	48.3	193.7	19.4	79.3
Sales Volumes - Excluding Weather	4,500.2	4,843.0	12,830.5	13,773.5

Cooling Degree Days	529	381	758	657
Normal Cooling Degree Days	570	570	799	799
% Colder than Normal	(7)%	(33)%	(5)%	(18)%
Electric Customers
Residential			403,468	401,683
Commercial			54,841	54,383
Industrial			2,351	2,364
Wholesale			746	751
Other			3	4
Total			461,409	459,185

NiSource Inc.
Schedule 1 – Reconciliation of Net Operating Earnings to GAAP

	Three Months Ended September 30,		Nine Months Ended September 30,

(in millions, except per share amounts)	2015	2014	2015	2014
Net Operating Earnings (Loss) from Continuing Operations	$18.5	$(8.7)	$199.2	$176.8
Items excluded from operating earnings
Net Revenues:
Weather - compared to normal	(3.9)	(13.5)	11.5	13.0
Operating Expenses:
Transaction costs	(1.1)	—	(3.1)	—
Environmental costs	—	—	(10.0)	—
Loss on sale of assets	(1.1)	(0.1)	(1.2)	(1.5)
Total items excluded from operating earnings	(6.1)	(13.6)	(2.8)	11.5
Other Deductions:
Loss on extinguishment of long-term debt	—	—	(97.2)	—
Income taxes - discrete items	—	—	(3.3)	(7.0)
Tax effect of above items	2.4	5.1	38.3	(4.6)
Total items excluded from net operating earnings	(3.7)	(8.5)	(65.0)	(0.1)
GAAP Income (Loss) from Continuing Operations	$14.8	$(17.2)	$134.2	$176.7
Basic Average Common Shares Outstanding	318.1	315.4	317.4	314.9
Basic Net Operating Earnings (Loss) Per Share from Continuing Operations	$0.06	$(0.03)	$0.63	$0.56
Items excluded from net operating earnings (after-tax)	(0.01)	(0.02)	(0.21)	—
GAAP Basic Earnings (Loss) Per Share from Continuing Operations	$0.05	$(0.05)	$0.42	$0.56

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Quarter ended September 30,

2015 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$21.6	$101.6	$(7.4)	$115.8
Net Revenues:
Weather - compared to normal	(0.8)	(3.1)	—	(3.9)
Total Impact - Net Revenues	(0.8)	(3.1)	—	(3.9)
Operating Expenses:
Transaction costs	—	—	(1.1)	(1.1)
Loss on sale of assets	(0.8)	—	(0.3)	(1.1)
Total Impact - Operating Expenses	(0.8)	—	(1.4)	(2.2)
Total Impact - Operating Loss	$(1.6)	$(3.1)	$(1.4)	$(6.1)
Operating Income (Loss) - GAAP	$20.0	$98.5	$(8.8)	$109.7

2014 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$1.0	$90.2	$(6.5)	$84.7
Net Revenues:
Weather - compared to normal	(0.2)	(13.3)	—	(13.5)
Total Impact - Net Revenues	(0.2)	(13.3)	—	(13.5)
Operating Expenses:
Loss on sale of assets	—	—	(0.1)	(0.1)
Total Impact - Operating Expenses	—	—	(0.1)	(0.1)
Total Impact - Operating Loss	$(0.2)	$(13.3)	$(0.1)	$(13.6)
Operating Income (Loss) - GAAP	$0.8	$76.9	$(6.6)	$71.1

NiSource Inc.
Schedule 2 – Adjustments by Segment from Operating Earnings to GAAP
For the Nine Months ended September 30,

2015 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$383.0	$225.4	$(25.2)	$583.2
Net Revenues:
Weather - compared to normal	12.7	(1.2)	—	11.5
Total Impact - Net Revenues	12.7	(1.2)	—	11.5
Operating Expenses:
Environmental costs	—	(10.0)	—	(10.0)
Transaction costs	—	—	(3.1)	(3.1)
Loss on sale of assets	(0.8)	—	(0.4)	(1.2)
Total Impact - Operating Expenses	(0.8)	(10.0)	(3.5)	(14.3)
Total Impact - Operating Income (Loss)	$11.9	$(11.2)	$(3.5)	$(2.8)
Operating Income (Loss) - GAAP	$394.9	$214.2	$(28.7)	$580.4

2014 (in millions)	Gas Distribution	Electric	Corporate & Other	Total
Operating Earnings (Loss)	$343.6	$224.2	$(17.1)	$550.7
Net Revenues:
Weather - compared to normal	18.6	(5.6)	—	13.0
Total Impact - Net Revenues	18.6	(5.6)	—	13.0
Operating Expenses:
Gain (Loss) on sale of assets	0.2	0.1	(1.8)	(1.5)
Total Impact - Operating Expenses	0.2	0.1	(1.8)	(1.5)
Total Impact - Operating Income (Loss)	$18.8	$(5.5)	$(1.8)	$11.5
Operating Income (Loss) - GAAP	$362.4	$218.7	$(18.9)	$562.2

NiSource Inc.
Consolidated Income Statements (GAAP)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per share amounts)	2015	2014	2015	2014
Net Revenues
Gas Distribution	$208.9	$240.3	$1,595.5	$1,878.8
Gas Transportation	172.1	170.5	739.9	710.5
Electric	428.4	424.6	1,198.7	1,279.4
Other	7.8	2.8	19.9	10.4
Gross Revenues	817.2	838.2	3,554.0	3,879.1
Cost of Sales (excluding depreciation and amortization)	209.1	262.4	1,307.3	1,769.6
Total Net Revenues	608.1	575.8	2,246.7	2,109.5
Operating Expenses
Operation and maintenance	311.1	327.4	1,076.9	990.5
Depreciation and amortization	132.5	123.8	391.0	363.1
Loss on sale of assets	1.1	0.1	1.2	1.5
Other taxes	53.7	53.4	197.2	192.2
Total Operating Expenses	498.4	504.7	1,666.3	1,547.3
Operating Income	109.7	71.1	580.4	562.2
Other Income (Deductions)
Interest expense, net	(94.9)	(94.7)	(285.9)	(287.4)
Other, net	5.8	5.7	11.6	13.4
Loss on early extinguishment of long-term debt	—	—	(97.2)	—
Total Other Deductions	(89.1)	(89.0)	(371.5)	(274.0)
Income (Loss) from Continuing Operations before Income Taxes	20.6	(17.9)	208.9	288.2
Income Taxes	5.8	(0.7)	74.7	111.5
Income (Loss) from Continuing Operations	14.8	(17.2)	134.2	176.7
(Loss) Income from Discontinued Operations - net of taxes	(19.7)	48.6	108.5	199.1
Net (Loss) Income	(4.9)	31.4	242.7	375.8
Less: Net income attributable to noncontrolling interest	—	—	15.6	—
Net (Loss) Income attributable to NiSource	$(4.9)	$31.4	$227.1	$375.8
Amounts attributable to NiSource:
Income (Loss) from continuing operations	$14.8	$(17.2)	$134.2	$176.7
(Loss) Income from discontinued operations	(19.7)	48.6	92.9	199.1
Net (Loss) Income attributable to NiSource	$(4.9)	$31.4	$227.1	$375.8
Basic (Loss) Earnings Per Share
Continuing operations	$0.05	$(0.05)	$0.42	$0.56
Discontinued operations	(0.07)	0.15	0.30	0.63
Basic (Loss) Earnings Per Share	$(0.02)	$0.10	$0.72	$1.19
Diluted (Loss) Earnings Per Share
Continuing operations	$0.05	$(0.05)	$0.42	$0.56
Discontinued operations	(0.07)	0.15	0.29	0.63
Diluted (Loss) Earnings Per Share	$(0.02)	$0.10	$0.71	$1.19
Dividends Declared Per Common Share	$0.31	$0.26	$0.83	$1.02
Basic Average Common Shares Outstanding	318.1	315.4	317.4	314.9
Diluted Average Common Shares	321.5	315.4	320.7	316.0

NiSource Inc.
Consolidated Balance Sheets (GAAP)
(unaudited)

(in millions)	September 30, 2015	December 31, 2014
ASSETS
Property, Plant and Equipment
Utility plant	$18,484.8	$17,668.4
Accumulated depreciation and amortization	(6,811.5)	(6,629.5)
Net utility plant	11,673.3	11,038.9
Other property, at cost, less accumulated depreciation	17.4	18.5
Net Property, Plant and Equipment	11,690.7	11,057.4
Investments and Other Assets
Unconsolidated affiliates	6.7	8.3
Other investments	195.8	204.8
Total Investments and Other Assets	202.5	213.1
Current Assets
Cash and cash equivalents	31.7	24.9
Restricted cash	27.9	24.9
Accounts receivable (less reserve of $20.7 and $24.9, respectively)	500.5	920.8
Gas inventory	398.9	440.3
Underrecovered gas costs	7.1	32.0
Materials and supplies, at average cost	84.2	81.1
Electric production fuel, at average cost	81.1	64.8
Exchange gas receivable	19.7	28.3
Assets of discontinued operations	—	341.3
Regulatory assets	183.7	187.4
Deferred income taxes	227.1	214.2
Prepayments and other	75.9	106.5
Total Current Assets	1,637.8	2,466.5
Other Assets
Regulatory assets	1,507.5	1,544.5
Goodwill	1,690.7	1,690.7
Intangible assets	256.4	264.7
Assets of discontinued operations	—	7,546.0
Deferred charges and other	70.3	83.4
Total Other Assets	3,524.9	11,129.3
Total Assets	$17,055.9	$24,866.3

NiSource Inc.
Consolidated Balance Sheets (GAAP) (continued)
(unaudited)

(in millions, except share amounts)	September 30, 2015	December 31, 2014
CAPITALIZATION AND LIABILITIES
Capitalization
Common Stockholders’ Equity
Common stock - $0.01 par value, 400,000,000 shares authorized; 318,474,781 and 316,037,421 shares outstanding, respectively	$3.2	$3.2
Additional paid-in capital	5,078.6	4,787.6
Retained (deficit) earnings	(1,182.7)	1,494.0
Accumulated other comprehensive loss	(19.6)	(50.6)
Treasury stock	(79.2)	(58.9)
Total Common Stockholders’ Equity	3,800.3	6,175.3
Long-term debt, excluding amounts due within one year	6,133.5	8,155.9
Total Capitalization	9,933.8	14,331.2
Current Liabilities
Current portion of long-term debt	442.6	266.6
Short-term borrowings	107.2	1,576.9
Accounts payable	349.2	610.1
Dividends payable	49.3	—
Customer deposits and credits	255.4	280.9
Taxes accrued	137.0	169.2
Interest accrued	77.5	140.7
Overrecovered gas and fuel costs	169.2	45.6
Exchange gas payable	66.8	101.5
Deferred revenue	9.3	3.4
Regulatory liabilities	120.2	61.1
Accrued liability for postretirement and postemployment benefits	5.2	5.3
Liabilities of discontinued operations	—	369.0
Legal and environmental	36.8	22.7
Accrued compensation and employee benefits	125.9	166.8
Other accruals	121.7	144.5
Total Current Liabilities	2,073.3	3,964.3
Other Liabilities and Deferred Credits
Deferred income taxes	2,513.9	2,380.0
Deferred investment tax credits	15.4	17.1
Deferred credits	99.4	100.9
Accrued liability for postretirement and postemployment benefits	665.2	733.9
Liabilities of discontinued operations	—	1,616.3
Regulatory liabilities	1,387.1	1,379.6
Asset retirement obligations	181.2	136.2
Other noncurrent liabilities	186.6	206.8
Total Other Liabilities and Deferred Credits	5,048.8	6,570.8
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$17,055.9	$24,866.3

NiSource Inc.
Statements of Consolidated Cash Flows (GAAP)
(unaudited)

Nine Months Ended September 30, (in millions)	2015	2014
Operating Activities
Net Income	$242.7	$375.8
Adjustments to Reconcile Net Income to Net Cash from Continuing Operations:
Loss on early extinguishment of debt	97.2	—
Depreciation and amortization	391.0	363.1
Net changes in price risk management assets and liabilities	2.0	1.9
Deferred income taxes and investment tax credits	60.1	110.1
Deferred revenue	7.3	(0.4)
Stock compensation expense and 401(k) profit sharing contribution	38.6	50.2
Loss on sale of assets	1.2	1.5
Income from unconsolidated affiliates	0.8	0.6
Income from discontinued operations - net of taxes	(108.5)	(199.1)
Amortization of debt related costs	6.8	7.5
AFUDC equity	(7.7)	(7.4)
Changes in Assets and Liabilities
Accounts receivable	420.3	360.3
Inventories	19.8	(170.5)
Accounts payable	(287.5)	(228.7)
Customer deposits and credits	(25.5)	(5.0)
Taxes accrued	(30.6)	(31.1)
Interest accrued	(63.1)	(54.7)
Over (Under) recovered gas and fuel costs	148.5	(19.2)
Exchange gas receivable/payable	(26.1)	(57.2)
Other accruals	(57.1)	(29.5)
Prepayments and other current assets	30.1	33.9
Regulatory assets/liabilities	111.1	(18.1)
Postretirement and postemployment benefits	(61.0)	(86.7)
Deferred credits	(1.3)	10.7
Deferred charges and other noncurrent assets	10.8	5.5
Other noncurrent liabilities	(13.6)	5.3
Net Operating Activities from Continuing Operations	906.3	418.8
Net Operating Activities from Discontinued Operations	287.6	467.7
Net Cash Flows from Operating Activities	1,193.9	886.5
Investing Activities
Capital expenditures	(923.4)	(914.3)
Proceeds from disposition of assets	4.3	1.6
Restricted cash deposits	(3.0)	(8.1)
Cash contributions from CPG	3,798.2	—
Other investing activities	(39.9)	(7.4)
Net Investing Activities from (used for) Continuing Operations	2,836.2	(928.2)
Net Investing Activities used for Discontinued Operations	(430.0)	(584.0)
Net Cash Flows from (used for) Investing Activities	2,406.2	(1,512.2)
Financing Activities
Cash of CPG at Separation	(136.8)	—
Issuance of long-term debt	—	748.4
Repayments of long-term debt and capital lease obligations	(1,859.1)	(517.1)
Premiums and other debt related costs	(93.5)	—
Change in short-term borrowings, net	(1,396.6)	612.3
Issuance of common stock	17.9	22.4
Acquisition of treasury stock	(20.3)	(10.2)
Dividends paid - common stock	(214.0)	(239.2)
Net Financing Activities (used for) from Continuing Operations	(3,702.4)	616.6
Net Financing Activities from Discontinued Operations	108.6	—
Net Cash Flows (used for) from Financing Activities	(3,593.8)	616.6
Change in cash and cash equivalents from continuing operations	40.1	107.2
Change in cash and cash equivalents used for discontinued operations	(33.8)	(116.3)
Change in cash included in discontinued operations	0.5	(0.1)
Cash and cash equivalents at beginning of period	24.9	26.5
Cash and Cash Equivalents at End of Period	$31.7	$17.3